UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of report (Date of earliest event reported):

                                December 4, 2008

                           HEMISPHERX BIOPHARMA, INC.
               (Exact Name of Registrant as Specified in Charter)

                           Delaware 0-27072 52-0845822
             (State or Other Jurisdiction (Commission (IRS Employer
               of Incorporation) File Number) Identification No.)

              1617 JFK Boulevard, Philadelphia, Pennsylvania, 19103 (Address of Principal Executive Offices, including Zip Code)

       Registrant's telephone number, including area code: (215) 988-0080

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

===============================================================================


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Section 5 - Corporate Governance and Management

Hemispherx Biopharma, Inc. announced the appointment of a new Chief Financial Officer (interim), Charles T. Bernhardt, C.P.A, M.B.A., to be effective January 1, 2009.


For more information, please see the December 4, 2008 press release attached hereto as exhibit 99.1.


The following Exhibit is filed as part of this report:

Exhibit No.                Description

   99.1         Press Release dated December 4, 2008

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 8, 2008

                                           HEMISPHERX BIOPHARMA, INC.

                                           /s/ William A. Carter
                                           -----------------------------------
                                           William A. Carter, M.D.,
                                           Chief Executive Officer

                                                   Exhibit 99.1
Company/Investor Contact:
Dianne Will                                       Sean Collins, Sr. Partner
Hemispherx Biopharma, Inc.                        CCG Investor Relations
518-398-6222                                      310-477-9800
ir@hemispherx.net


           Hemispherx Biopharma Announces New Chief Financial Officer

Philadelphia, PA., December 4, 2008 - Hemispherx Biopharma, Inc. (NYSE Alternext
US: HEB) announced the appointment of a new Chief Financial Officer (interim), Charles T. Bernhardt, C.P.A, M.B.A., effective January 1, 2009. Robert E. Peterson, Hemispherx's Chief Financial Officer for approximately 20 years, is retiring at that time; he will retain a position of Consultant and Financial Advisor to the Company.

Under Mr. Peterso's tenure, he was instrumental in a number of private stock placements prior to the company's "going public" in 1995. Those private placements which were significant in the Company's growth and clinical progress included investments made by diverse sophisticated investors including principals at Clayton, Dubilier and Rice, a preeminent M&A Firm; Canaan Partners; Dr. Lee Pierce; the Lawrence Tisch family and Mr. Gerald Tsai, formerly of Smith-Barney.

Mr. Bernhardt, age 47, is a Certified Public Accountant, graduate of Villanova University and most recently was the Director of Accounting for Healthcare Division of Thomson Reuters (NYSE-TRI), an overall company with $12 billion in annual revenues and 50,000 total world-wide employees. He was responsible for their Healthcare Division's accounting operations as well as the shared financial services for the Healthcare and Scientific Divisions. Earlier in his career, he was a Regional Controller for Comcast Cable, Director of Finance for TelAmerica Media and is an alumni of public accounting's Big Four in KPMG.

Hemispherx's CEO/Chairman, Dr. William Carter commented: "Over the last several months, under Mr. Peterson's tutelage, we have seen a smooth gradual transition to Mr. Bernhardt's leadership. By their continuing to work together, the Company is guaranteed to continue to have outstanding financial leadership going forward."

                          About Hemispherx Biopharma

Hemispherx Biopharma, Inc. is a specialty pharma company engaged in the manufacture and clinical development of new drug entities for treatment of seriously debilitating disorders. Hemispherx's flagship products include Alferon N Injection(R) (FDA approved for a category of sexually transmitted diseases) and the experimental therapeutics, Ampligen(R) and Oragens. Ampligen(R) and Oragens represent experimental RNA nucleic acids being developed for globally important debilitating diseases and disorders of the immune system. Hemispherx's platform technology includes large and small agent components for potential treatment of various severely debilitating and life threatening diseases. Hemispherx has in excess of 50 issued patents comprising its core intellectual property estate and a fully commercialized product (Alferon N Injection(R)). The Company wholly owns and exclusively operates a GMP certified manufacturing facility in the United States for commercial products. For more information please visit www.hemispherx.net.

Information contained in this news release other than historical information, should be considered forward-looking and is subject to various risk factors and uncertainties. For instance, the strategies and operations of Hemispherx involve risk of competition, changing market conditions, change in laws and regulations affecting these industries and numerous other factors discussed in this release and in the Company's filings with the Securities and Exchange Commission. Any specifically referenced investigational drugs and associated technologies of the Company (including Ampligen(R), Alferon LDO and Oragens) are experimental in nature and as such are not designated safe and effective by a regulatory authority for general use and are legally available only through clinical trials with the referenced disorders. The forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements. Clinical trials for other potential indications of the approved biologic Alferon N Injection(R) do not imply that the product will ever be specifically approved commercially for these other treatment indications; similarly, the completion of the NDA filing process with Ampligen(R) does not imply that the product will ever be approved commercially.

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